December  13,  2001




Board  of  Directors
Nevada  Star  Resource  Corp.
10375  Stone  Avenue  North
Seattle,  WA
USA

Dear  Sirs:

We consent to the incorporation by reference in this annual report on Form 10-KSB of Nevada Star Resource Corp. of our report dated November 10, 2001 relating to the audited financial statements for the year ended August 31, 2001 of Nevada Star Resource Corp. appearing in the Annual Report on Form 10-KSB of Nevada Star Resource Corp. for the year ended August 31, 2001.




/s/ "Smythe  Ratcliffe"

CHARTERED  ACCOUNTANTS
VANCOUVER,  CANADA





NEVADA STAR DECEMBER 13 2001.DOC